UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

MERIDIAN WASTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004
 (Address of principal executive offices)

(678) 871-7457
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2017 Meridian Waste , Inc., a New York Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Joseph Gunnar & Co., LLC, as representative of the several underwriters listed therein (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of an aggregate 3,000,000 shares of the Company’s common stock, par value $0.025 per share (“Shares”) and warrants to purchase up to an aggregate of 3,000,000 shares of common stock (the “Warrants”), at a combined public offering price of $4.13 per unit comprised of one Share and one Warrant. Each warrant is exercisable for five years from issuance and has an exercise price equal to $5.16.

 Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 450,000 Shares and/or 450,000 Warrants. Axiom Capital Management, Inc. acted as a co-manager for the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company, each director and executive officer of the Company, and the Company’s principal stockholders have agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of securities of the Company for a period of 180 days after the date of the Underwriting Agreement, in the case of the Company and its directors and officers, and 90 days after the date of the Underwriting Agreement, in the case of the Company’s principal stockholders, subject to extensions in certain circumstances.

The Offering is expected to close on January 30, 2017, subject to the satisfaction of customary closing conditions.

The Company expects to receive approximately $10,815,635 in net proceeds from the Offering after deducting the underwriting discount and other estimated offering expenses payable by the Company (or, if the over-allotment option is exercised in full, approximately $12,544,040). The Company expects to use the net proceeds of the Offering for capital expenditures, potential acquisitions, repayment of certain debt obligations, working capital, and other general corporate purposes.

The Warrants will be issued pursuant to a warrant agency agreement to be entered into by and between the Company and Issuer Direct Corporation, as warrant agent. The Warrants will be listed on The Nasdaq Capital Market under the symbol “MRDNW.”

The Offering was made pursuant to a prospectus dated January 24, 2017, pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-213579), which was declared effective with the Securities and Exchange Commission (the “SEC”) on January 24, 2017.

The Underwriting Agreement is included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and form of Warrant Agency Agreement, which are filed as Exhibit 1.1 and 4.1 hereto, respectively, and are incorporated herein by reference. A copy of the opinion of Lucosky Brookman LLP relating to the legality of the issuance and sale of the Shares, the Warrants and the shares issuable upon exercise of the Warrants is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.
On January 24, 2017, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.
 .

Item 9.01. Exhibits

(d) Exhibits

Exhibit No.	Exhibit

1.1*	Underwriting Agreement dated January 24, 2017, by and among Meridian Waste Solutions, Inc. and Joseph Gunnar & Co., LLC as representative of the several underwriters named therein.
4.1
Form of Warrant Agency Agreement by and between Meridian Waste Solutions, Inc. and Issuer Direct Corporation , including the form of Warrant(incorporated herein by reference to Exhibit 4.20 to Meridian Waste Solutions, Inc. Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on November 18, 2016)

5.1*	Opinion of Lucosky Brookman LLP
23.1	Consent of Lucosky Brookman LLP (Included in Opinion of Lucosky Brookman LLP, Exhibit 5.1)
99.1*	Press Release dated January 24, 2017

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: January 26, 2017	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer